Exhibit 99.1

AgileThought Announces Second Half 2021 Revenue Outlook

First Half of Fiscal Year 2021 Highlights:

●	Q1 2021 revenue of $37.2 million, a 7.9% increase over Q4 2020 revenue of $34.5 million

●	Q2 2021 revenue of $38.9 million, a 4.6% increase over Q1 2021 and a 13% increase over Q4 2020

●	17 new clients added, record number of new clients added during any fiscal half-year period

●	73% increase in bookings (total contract value over full term of contract) to $104 million as compared to $60.4 million in 2H 2020

●	1.4x book to bill ratio (total contract value over full term of contract as of 6/30/21, over 1H 2021 revenue)

Dallas, Texas (September 13, 2021) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today announced its revenue outlook for the second half of 2021.

Manuel Senderos, Chief Executive Officer of AgileThought, said, “We are pleased with our second quarter 2021 financial results, which demonstrated strong momentum with sequential quarter-over-quarter revenue growth of 4.6%. As we look at the balance of the year, we expect revenue in the third quarter in the range of $40.2 million to $40.9 million, or growth of 3.3% to 5.0% as compared to the second quarter. In addition, we expect revenue in the fourth quarter to be in the range of $42.5 million to $43.5 million, or growth of 5.6% to 6.5% as compared to the third quarter, or growth of 23.2% to 26.3% as compared to the fourth quarter of 2020. Consequently, for the full year 2021, we now expect revenue in the range of $158.9 million to $160.6 million.”

Mr. Senderos continued, “There is a significant digital transformation market opportunity ahead of us, and we believe AgileThought is well-positioned with our focus on delivering the most agile digital solutions to our customers, leveraging our deep domain expertise and unique nearshore delivery model. We remain confident in our growth strategy and we are planning for sustained 20% annual organic revenue growth over the longer term.”

About AgileThought, Inc.

AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For over 20 years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes. For more information, visit https://agilethought.com/.

Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) AgileThought may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on AgileThought’s management personnel, systems and resources; (2) AgileThought faces intense and increasing competition; (3) AgileThought’s failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect AgileThought’s business, financial condition and results of operations; (4) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on AgileThought’s business, financial condition and results of operations; (5) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on AgileThought’s reputation, business, financial condition and results of operations; (6) the impact of the COVID-19 pandemic has and may continue to materially adversely affect AgileThought’s business operations, and overall financial performance; and (7) other risks and uncertainties indicated in AgileThought’s filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Source: AgileThought, Inc.

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Name:	Olga Shinkaruk

Phone:	+52 5518023853

Email:	olga.shinkaruk@agilethought.com

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Website: agilethought.com